EXHIBIT 10.17

FIRST AMENDMENT TO THE

SECURITY AGREEMENT

This First Amendment to the Security Agreement (this “Amendment”) is made and entered into as of February 6, 2009 by and between Net Talk.com, Inc., a Florida corporation (the “Company”), and Debt Opportunity Fund, LLLP, and its endorsees, transferees and assigns (collectively referred to as the “Secured Parties”).

On January 30, 2009, the Company and Secured Parties entered into the Security Agreement (the “Security Agreement”). In connection with a financing occurring on the date hereof, the parties now wish to amend the terms of the Security Agreement in accordance with the terms stated herein. Accordingly, in consideration of the mutual promises and covenants hereinafter set forth, the parties hereto agree as set forth below.

OPERATIVE PROVISIONS

1. Debentures. The definition of “Debentures” (as set forth in the preamble of the Security Agreement) means, individually and collectively: (a) the 12% Senior Secured Convertible Debenture in the original aggregate principal amount of $600,000 issued on January 30, 2009; and (b) the 12% Senior Secured Convertible Debenture in the original aggregate principal amount of $600,000 issued on February 6, 2009.

2. Ratification of Agreement. The terms and conditions of the Security Agreement that have not been modified by this Amendment shall remain in full force and effect.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

NET TALK.COM, INC.

By:
Name:	Anastasios Kyriakides
Title:	Chief Executive Officer

DEBT OPPORTUNITY FUND, LLLP

By:
Name:	Sean M. Lyons
Title:	Managing Member

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